UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 2, 2017
Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
The Annual Shareholders’ Meeting (the “Meeting”) of Wal-Mart Stores, Inc. (the “Company”) was held on June 2, 2017 in Fayetteville, Arkansas. As of the close of business on April 7, 2017, the record date for the Meeting, there were 3,031,556,234 shares of the Company’s common stock outstanding, with each share entitled to one vote. The holders of 2,810,234,568 shares of the Company’s common stock were present in person or represented by proxy at the Meeting. At the Meeting, the Company’s shareholders voted on the matters set forth below.

Election of Directors
The Company’s shareholders elected for one-year terms all eleven persons nominated for election as directors as set forth in the Company’s proxy statement dated April 20, 2017. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
James I. Cash, Jr.	2,550,325,827	27,134,002	1,904,081	230,870,658
Timothy P. Flynn	2,562,150,192	15,341,089	1,872,629	230,870,658
Carla A. Harris	2,530,312,160	47,254,668	1,797,082	230,870,658
Thomas W. Horton	2,562,025,212	15,529,874	1,808,824	230,870,658
Marissa A. Mayer	2,430,861,630	146,756,153	1,746,127	230,870,658
C. Douglas McMillon	2,558,770,488	18,818,536	1,774,886	230,870,658
Gregory B. Penner	2,504,405,489	73,098,707	1,859,714	230,870,658
Steven S Reinemund	2,434,180,916	143,334,023	1,848,971	230,870,658
Kevin Y. Systrom	2,434,376,687	143,129,736	1,857,487	230,870,658
S. Robson Walton	2,434,147,228	143,537,881	1,678,801	230,870,658
Steuart L. Walton	2,512,567,436	65,078,862	1,717,612	230,870,658

Company Proposals
Frequency of Future Advisory Votes on Executive Compensation.  The Company’s shareholders voted upon a nonbinding, advisory proposal regarding the frequency of future advisory votes on the compensation of our named executive officers. The votes on this proposal were as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
2,546,982,074	3,134,578	26,686,752	2,560,506

Based on this result and in accordance with the previous recommendation of the Company’s Board of Directors, the Company will hold a nonbinding, advisory vote on the compensation of its named executive officers annually until the next required vote on the frequency of shareholder votes on executive compensation. There were no broker non-votes with respect to this proposal.

Advisory Vote on Executive Compensation. The Company’s shareholders voted upon and approved, by nonbinding, advisory vote, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement dated April 20, 2017. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
2,144,490,348	430,713,268	4,160,294	230,870,658

Ratification of Independent Accountants.  The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered accountants for the fiscal year ending January 31, 2018. The votes on this proposal were as follows:

For	Against	Abstain
2,788,622,867	18,607,145	3,004,556

There were no broker non-votes with respect to this proposal.

Shareholder Proposals
The Company’s shareholders voted upon and rejected a shareholder proposal regarding a policy that the chairman of the Company’s board of directors be independent. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
390,704,056	2,174,537,608	14,122,246	230,870,658

The shareholder proponent or his appointed representative did not appear and present the proposal requesting that the Company's governing documents be amended to allow shareholders to make nominations for the Company's board of directors. Therefore, the proposal was not considered or voted on at the meeting.
Then, the Company’s shareholders voted upon and rejected a shareholder proposal requesting that the Company nominate for election at least one director who is independent and has environmental expertise. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
55,005,436	2,498,658,491	25,699,983	230,870,658

Other Matters
Pursuant to the advance-notice requirement of the Company’s bylaws, the Company’s shareholders voted upon and rejected a shareholder proposal that was raised from the floor of the annual meeting and requested annual reporting of certain demographic information about our Walmart U.S. associates. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
1,657	2,579,362,253	0	230,870,658

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 6, 2017

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate